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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-2 (File
No. 333-    ) of our report dated March 13, 1998, on our audits of the consolidated financial statements of Southside Bancshares, Inc. We also consent to the references to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
April 9, 1998